As filed with the Securities and Exchange Commission on May 12, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________________________

Clearside Biomedical, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	45-2437375
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

900 North Point Parkway, Suite 200

Alpharetta, Georgia 30005

_____________________________________

(Address of principal executive offices) (Zip code)

2016 Equity Incentive Plan

_____________________________________

(Full title of the plan)

George Lasezkay, Pharm.D., J.D.

President and Chief Executive Officer

Clearside Biomedical, Inc.

900 North Point Parkway, Suite 200

Alpharetta, Georgia 30005

(678) 270-3631

_____________________________________

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Mark Ballantyne Cooley LLP 11951 Freedom Drive Reston, VA 20190 (703) 456-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an aggregate of an additional 2,425,593 shares of Common Stock of Clearside Biomedical, Inc. to be issued pursuant to the 2016 Equity Incentive Plan (the “2016 EIP”).

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The contents of the earlier registration statement relating to the 2016 EIP, previously filed with the Securities and Exchange Commission (the “Commission”) on June 14, 2016 (File No. 333-212014) are incorporated herein by reference and made a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation, as currently in effect.
4.2(2)	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as currently in effect.
4.3(3)	Amended and Restated Bylaws, as currently in effect.
4.4(4)	Specimen stock certificate evidencing shares of Common Stock.
4.5(5)	2016 Equity Incentive Plan.
4.6(6)	Form of Stock Option Grant Notice and Stock Option Agreement under 2016 Equity Incentive Plan.
4.7(7)	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under 2016 Equity Incentive Plan.
5.1	Opinion of Cooley LLP.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Form S-8).
107	Filing Fee Table.

(1) Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37783), filed with the Commission on June 7, 2016, and incorporated by reference herein.

(2) Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37783), filed with the Commission on June 23, 2022, and incorporated by reference herein.

(3) Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37783), filed with the Commission on June 7, 2016, and incorporated by reference herein.

(4) Previously filed as Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-208916), filed with the Commission on March 18, 2016, and incorporated by reference herein.

(5) Previously filed as Exhibit 4.7 to the Registrant’s Registration Statement on Form S-8 (File No. 333-212014), filed with the Commission on June 14, 2016, and incorporated by reference herein.

(6) Previously filed as Exhibit 10.7 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-208916), filed with the Commission on March 18, 2016, and incorporated by reference herein.

(7) Previously filed as Exhibit 10.8 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-208916), filed with the Commission on March 18, 2016, and incorporated by reference herein.

ITEM 9. UNDERTAKINGS

1.
The undersigned registrant hereby undertakes:

(a)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement.

(b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act

(and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on this 12th day of May, 2023.

Clearside Biomedical, Inc.
By:	/s/ George Lasezkay
George Lasezkay, Pharm.D., J.D.
President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints George Lasezkay, Charles A. Deignan and Mark Ballantyne, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Lasezkay George Lasezkay, Pharm.D., J.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2023

/s/ Charles A. Deignan Charles A. Deignan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 12, 2023

/s/Christy L. Shaffer Christy L. Shaffer, Ph.D.	Director	May 12, 2023

/s/Clay B. Thorp Clay B. Thorp	Director	May 12, 2023

/s/William D. Humphries William D. Humphries	Director	May 12, 2023

/s/Jeffrey L. Edwards Jeffrey L. Edwards	Director	May 12, 2023

/s/Richard Croarkin Richard Croarkin	Director	May 12, 2023

/s/Nancy J. Hutson Nancy J. Hutson., Ph.D.	Director	May 12, 2023

/s/Benjamin Yerxa Benjamin Yerxa	Director	May 12, 2023